                                                                   EXHIBIT 10.14

                      PARCEL ONE PROPERTY SALE AGREEMENT


     THIS AGREEMENT is made this 4th day of June, 1996 (the "Effective Date"), by and between SJH PARTNERSHIP, LTD., a Florida limited partnership ("SJH Partnership") and VISTANA WGV, LTD., a Florida limited partnership ("Buyer").

     In consideration of the mutual undertakings of the parties set forth in this Agreement and of other valuable considerations, the receipt and sufficiency of which the parties acknowledge, the parties hereby agree as follows:

                                   PREAMBLE

     WHEREAS, Dunavant Enterprises, Inc. ("Dunavant") is the fee simple owner of approximately 3900 acres of property located in northwest St. Johns County, Florida, referenced as the Six Mile Creek Parcel in that certain Development of Regional Impact Order approved by St. Johns County Resolution No. 91-130, as the same may be modified from time to time (the "Saint Johns DRI") (herein referred to as the "River Tract"); and

     WHEREAS, SJH Partnership is the fee simple owner of three (3) parcels of land of approximately 2000 acres in total, referenced as the "Interchange Northeast Parcel," "Interchange Southeast Parcel" and "Interchange Northwest Parcel" in the Saint Johns DRI (herein collectively referred to as the "Interchange Tract"). The Interchange Tract and the River Tract are hereinafter collectively referred to as the "Saint Johns Property." The legal description of the Interchange Northwest Parcel is attached hereto as an Exhibit; and

     WHEREAS, the Interchange Tract is contiguous to an Interchange located at the intersection of Interstate 95 and International Golf Parkway, a publicly dedicated right-of-way (the "Interchange") and contains approximately 3.2 miles of frontage on Interstate 95; and

     WHEREAS, the River Tract is located approximately 1.5 miles west of the Interchange; and

     WHEREAS, Buyer desires to enter into a purchase agreement with SJH Partnership for the acquisition of a portion of the Interchange Northwest Parcel for the purpose of constructing up to 440 resort condominium and/or vacation ownership units, including ancillary facilities and amenities (collectively, the "Villas"), which Villas are to be constructed upon two parcels of land (the "Land") as generally shown on the Site Plan attached hereto as an Exhibit, together with an Access Easement, as hereinafter defined (which Land and Access Easement to be herein conveyed are collectively referred to as "Parcel One"). The legal descriptions of the Land and Access Easement are attached hereto as Exhibits; and

     WHEREAS, SJH Partnership has entered into a conveyance agreement with Scratch Golf Company ("Scratch") for the acquisition of a portion of the Interchange Northwest Parcel (the "World Golf Village Golf Course Parcel") for the purpose of construction of an 18 hole golf course (the "World Golf Village Golf Course") and related improvements (the "World Golf Village Golf Course Conveyance Agreement"); and

     WHEREAS, SJH Partnership intends to enter into an agreement with UCC Realty Corporation ("UCC") providing for the sale of lands in proximity to Parcel One ("Parcel Two") for the development of retail improvements which may include up to 90 condominium units (the "Parcel Two Sale Agreement"); and

     WHEREAS, John Q. Hammons Hotels - St. Johns L.P. ("JQH-LP") has entered into a purchase agreement with SJH Partnership dated as of November 22, 1994, as amended to the date hereof, for the acquisition of a portion of the Interchange Northwest Parcel for the purpose of construction of a hotel containing up to 400 rooms (the "Hotel") and approximately 80,000 square feet of conference center facilities (the "Conference Center") on approximately 10 acres within the Interchange Northwest Parcel (the "Hotel Parcel"), which Conference Center facilities may be developed in concert with St. Johns County, Florida (the "County") (the "Hotel Agreement for Purchase and Sale"); and

     WHEREAS, World Golf Village, Inc. ("WGV") is a not-for-profit corporation dedicated to educating the public concerning amateur and professional golf and is supported by PGA Tour, Inc. ("Tour"), the Professional Golfers Association of America ("PGA"), the United States Golf Association, the Royal & Ancient Golf Club of St. Andrews, the National Golf Foundation, the Ladies Professional Golf Association ("LPGA") and various other organizations within amateur and professional golf; and

     WHEREAS, SJH Partnership intends to convey a portion of the Interchange Northwest Tract (the "Hall of Fame Parcel") to the County and WGV to construct an International Golf Museum housing the PGA Tour Hall of Fame, the LPGA Hall of Fame, the PGA World Golf Hall of Fame; an IMAX or IWERKS Theater or other similar entertainment facility; the PGA Tour Golf Academy and additional facilities including a headquarters and production facility for PGA Tour Productions; and related structures and other ancillary improvements; and such other amenities as described in the conveyance agreement to be entered into between SJH Partnership and WGV (the "Hall of Fame Conveyance Agreement"); and

     WHEREAS, WGV, SJH Partnership, Buyer and JQH-LP intend that the facilities constructed by them on portions of the Interchange Northwest Tract shall be operated and promoted as the "World Golf Village" pursuant to certain license, access and operating agreements to be entered into between each of the parties thereto as to their respective properties and WGV as the owner of the trademarks and logos of the "World Golf Village" to be more particularly described in that certain Master Development Agreement to be executed by WGV, SJH Partnership, JQH-LP, Scratch, UCC and Buyer (the "WGV Master Development Agreement"); and

     WHEREAS, Dunavant has entered into an agreement to ultimately convey portions of the River Tract to Scratch for construction of a second 18 hole golf course (the "River Tract Golf Course") upon terms and conditions set forth in the conveyance agreement to be entered into between Dunavant and Scratch (the "River Tract Golf Course Conveyance Agreement") such that the second 18 hole golf course shall also be operated and promoted as part of the "World Golf Village" pursuant to certain license, access and operating agreements to be entered into between Buyer, WGV, Dunavant, Scratch and JQH-LP which are to be reflected in a master development agreement (the "River Tract Master Development Agreement"); and

     WHEREAS, SJH Partnership desires to enter into the following agreement with Buyer, in consideration for the ongoing commitments and obligations of Buyer as set forth in this Agreement; and

     WHEREAS, Buyer, in order to provide for the acquisition of Parcel One for construction of the Villas as part of the World Golf Village, desires to enter into the following agreement with SJH Partnership.

     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00), in hand paid by Buyer to SJH Partnership, the mutual undertakings of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the mutual covenants, promises and undertakings contained herein, SJH Partnership and Buyer hereby agree and covenant as follows:

     1.   DEFINITIONS.
          -----------
          1.1 When used in this Agreement, the following terms shall have the following meanings:

               1.1.1     Access Easement shall have the meaning set forth in
                         ---------------
Section 2.10 hereof.

               1.1.2     Access Road shall mean and refer to that certain main
                         -----------
arterial access entry road providing access to the Road Connection Point from International Golf Parkway as more particularly described in the Site Plan.

               1.1.3     Assignment of Development Rights shall mean and refer
                         --------------------------------
to that certain assignment from SJH Partnership in favor of Buyer described in
Section 12.2.

               1.1.4     Association(s) shall have the meaning set forth in
                         --------------
Section 12.9 hereof.

               1.1.5     Association Covenants shall have the meaning set forth
                         ---------------------
in Section 12.9 hereof.

               1.1.6     Bond Resolution shall mean Resolution 95-117 of St.
                         ---------------
Johns County approved by the St. Johns County Commission authorizing issuance of the Series 1996 Bonds to finance construction of the Conference Center, as amended through the date of this Agreement.

               1.1.7     Buyer Completion Assurances shall have the meaning set
                         ---------------------------
forth in Section 10.9 hereof.

               1.1.8     Closing or Closing Date shall have the meaning set
                         -------    ------------
forth in Section 2.9 hereof.

               1.1.9     Commencement Date shall have the meaning set forth in
                         -----------------
Section 11.2 hereof.

               1.1.10    Commitment shall have the meaning set forth in Section
                         ----------
2.6 hereof.
               1.1.11    Completion Date shall have the meaning set forth in
                         ---------------
Section 11.2 hereof.

               1.1.12    Conference Center Bonds shall have the meaning set
                         -----------------------
forth in Section 1.1.37 hereof.

               1.1.13    Construction Reimbursement Agreement shall mean that
                         ------------------------------------
certain Construction Reimbursement Agreement to be entered into between Buyer, WGV and others allocating certain construction reimbursements to be paid to WGV for certain WGV Easement improvements.

               1.1.14    County shall have the meaning assigned to such term in
                         ------
the "WHEREAS" clauses.

               1.1.15    Deposit shall have the meaning set forth in Section 2.3
                         -------
hereof.

               1.1.16    Development Criteria shall have the meaning set forth
                         --------------------
in Section 5.2 hereof.

               1.1.17    Dunavant shall have the meaning assigned to such term
                         --------
in the "WHEREAS" clauses.

               1.1.18    Effective Date shall have the meaning set forth in the
                         --------------
introductory paragraph.

               1.1.19    Escrow Agent shall have the meaning set forth in
                         ------------
Section 2.3 hereof.

               1.1.20    Final Development Plan shall have the meaning set forth
                         ----------------------
in Section 6.3 hereof.

               1.1.21    Force Majeure as used herein shall mean acts of God,
                         -------------
earthquakes, blizzards, tornados, hurricanes, fire, flood, malicious mischief, insurrection, riots, strikes, lockouts, boycotts, picketing, labor disturbances, public enemy, war (declared or undeclared), landslides, explosions, epidemics, compliance with any order, ruling, injunction or decree by any court, tribunal or judicial authority of competent jurisdiction, inability to obtain materials or supplies after the exercise of all reasonable efforts, substantial interference in construction activities resulting directly from Hazardous Waste remediation activities or directly from construction activities or delays as to construction activities conducted simultaneously on adjacent lands by or under the direction of unrelated parties, inability to obtain water and sewer service from St. Johns County and any other similar circumstances beyond the reasonable control of the party responsible for such performance. The party affected by such Force Majeure event must give notice specifying the Force Majeure event, in writing, to the other parties within forty-eight (48) hours after actual knowledge of its occurrence. The obligation to perform of the party giving notice of the Force Majeure event shall be suspended during the continuance of any inability to perform caused by the occurrence of the Force Majeure event.

               1.1.22    Guaranty Fee Note shall have the meaning set forth in
                         -----------------
Section 2.1.2 hereof.

               1.1.23    Hall of Fame Conveyance Agreement shall have the
                         ---------------------------------
meaning assigned to such term in the "WHEREAS" clauses.

               1.1.24    Hall of Fame Parcel shall have the meaning assigned to
                         -------------------
such term in the "WHEREAS" clauses.

               1.1.25    Hazardous Wastes shall be as variously defined under
                         ----------------
the Resource Conservation and Recovery Act of 1976, as amended in 1984; (42 U.S.C. Sec. 6901 et seq.); the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended in 1986; (42 U.S.C. Sec. 9601 et seq.); the Federal Toxic Substances Control Act; (15 U.S.C. Sec. 2601 et seq.); the Clean Air Act; (42 U.S.C. Sec. 7401 et seq.); the Pollutant Spill Prevention and Control Act; (F.S. Chapter 376 et seq.); and the Florida Air and Water Pollution Control Act; (F.S. Chapter 403 et seq.); together with all rules, regulations, orders and the like, applicable to the same.

               1.1.26    Hotel shall have the meaning assigned to such term in
                         -----
the "WHEREAS" clauses.

               1.1.27    Hotel Agreement for Purchase and Sale shall have the
                         -------------------------------------
meaning assigned to such term in the "WHEREAS" clauses.

               1.1.28    Hotel Parcel shall have the meaning assigned to such
                         ------------
term in the "WHEREAS" clauses.

               1.1.29  Infrastructure Improvements shall have the meaning set
                       ---------------------------
forth in Section 11.4 hereof.

               1.1.30    Interchange Northwest Parcel shall have the meaning
                         ----------------------------
assigned to such term in the "WHEREAS" clauses.

               1.1.31    JQH-LP shall have the meaning assigned to such term in
                         ------
the "WHEREAS" clauses.

               1.1.32    Known Exceptions shall have the meaning set forth in
                         ----------------
Section 2.5 hereof.

               1.1.33    Land shall have the meaning assigned to such term in
                         ----
the "WHEREAS" clauses.

               1.1.34    License Agreement shall mean and refer to that certain
                         -----------------
agreement to be entered into between Buyer and SJH Partnership attached hereto as an Exhibit.

               1.1.35    Master Development Agreements shall mean collectively
                         -----------------------------
the River Tract and WGV Master Development Agreements.

               1.1.36    Memorandum of Agreement shall mean and refer to that
                         -----------------------
certain agreement to be entered into between SJH Partnership and Buyer attached hereto as an Exhibit.

               1.1.37    Memorandum of Understanding shall mean and refer to
                         ---------------------------
that certain Memorandum of Understanding dated as of February 14, 1995, entered into between JQH-LP and the County, as approved by Resolution No. 95-28 providing for issuance by St. Johns County of Bonds to construct the Conference Center (the "Conference Center Bonds").

               1.1.38    Mortgagee shall have the meaning set forth in Section
                         ---------
2.6 hereof.

               1.1.39    Other Conveyance Agreements shall have the meaning set
                         ---------------------------
forth in Section 9.3 hereof.

               1.1.40    Parcel One shall have the meaning assigned to such term
                         ----------
in the "WHEREAS" clauses.

               1.1.41    Parcel Two Sale Agreement shall have the meaning
                         -------------------------
assigned to such term in the "WHEREAS" clauses.

               1.1.42    Permitted Exceptions shall have the meaning set forth
                         --------------------
in Section 2.8 hereof.

               1.1.43    Phase I Audit shall have the meaning set forth in
                         -------------
Section 6.6 hereof.

               1.1.44    Phase I Improvements shall have the meaning set forth
                         --------------------
in Section 11.2 hereof.

               1.1.45    Phase I Units shall have the meaning set forth in
                         -------------
Section 11.2.1 hereof.

               1.1.46    Plans and Specifications shall have the meaning set
                         ------------------------
forth in Section 11.1 hereof.

               1.1.47    Preliminary Plans shall have the meaning set forth in
                         -----------------
Section 6.1 hereof.

               1.1.48    Purchase Price shall have the meaning set forth in
                         --------------
Section 2.1 hereof.

               1.1.49    Right of First Refusal shall have the meaning set forth
                         ----------------------
in Section 13 hereof.

               1.1.50    River Tract shall have the meaning assigned to such
                         -----------
term in the "WHEREAS" clauses.

               1.1.51    River Tract Golf Course Conveyance Agreement shall have
                         --------------------------------------------
the meaning assigned to such term in the "WHEREAS" clauses.

               1.1.52    River Tract Golf Facility Use Agreement shall mean that
                         ---------------------------------------
certain agreement to be entered into between Buyer, Dunavant, WGV, JQH-LP, Scratch and UCC providing for access to the River Tract Golf Course.

               1.1.53    River Tract Master Development Agreement shall have the
                         ----------------------------------------
meaning assigned to such term in the "WHEREAS" clauses.

               1.1.54    Road Connection Point shall have the meaning set forth
                         ---------------------
in Section 11.4 hereof.

               1.1.55    SJH Completion Assurances shall have the meaning set
                         -------------------------
forth in Section 9.7 hereof.

               1.1.56    SJH Partnership shall have the meaning assigned to such
                         ---------------
term in the introductory paragraph.

               1.1.57    Saint Johns DRI shall have the meaning assigned to such
                         ---------------
term in the "WHEREAS" clauses.

               1.1.58    Saint Johns PUD shall mean and refer to that certain
                         ---------------
Planned Unit Development Ordinance 91-36 pertaining to the Interchange Tract as adopted by the St. Johns County Commission, as the same may be modified from time to time.

               1.1.59    Site Plan shall mean the Site Plan attached hereto as
                         ---------
an Exhibit.

               1.1.60    Special Assessment Agreement shall mean and refer to
                         ----------------------------
that certain Special Assessment Agreement providing for sources of repayment of the Conference Center Bonds as contemplated under the Bond Resolution.

               1.1.61    Special Warranty Deed shall have the meaning set forth
                         ---------------------
in Section 2.10.1 hereof.

               1.1.62    Surface Water Permits shall mean Army Corps of
                         ---------------------
Engineers Permit No. 199100108 (IPGS) and St. Johns River Water Management District Permits, No. 4-109-01206, No. 4-109-0122 and No. 12-109-0036, as the
same may be modified from time to time.

               1.1.63    Survey shall have the meaning set forth in Section 2.7
                         ------
hereof.

               1.1.64    Title Company shall have the meaning set forth in
                         -------------
Section 2.6 hereof.

               1.1.65    Title Policies shall have the meaning set forth in
                         --------------
Section 2.6 hereof.

               1.1.66    UCC shall have the meaning assigned to such term in the
                         ---
"WHEREAS" clauses.

               1.1.67    Villa License Agreement shall mean and refer to the
                         -----------------------
certain agreement to be entered into between Buyer and WGV as described in
Section 10.6.

               1.1.68    Villas shall have the meaning assigned to such term in
                         ------
the "WHEREAS" clauses.

               1.1.69    Voluntary Payment Declaration shall mean and refer to
                         -----------------------------
that certain Declaration of Voluntary Payment Obligations providing for sources of repayment of the Conference Center Bonds as contemplated in the Bond Resolution.

               1.1.70    WGV shall have the meaning assigned to such term in the
                         ---
"WHEREAS" clauses.

               1.1.71    WGV Easement shall have the meaning set forth in
                         ------------
Section 9.5 hereof.

               1.1.72    WGV Easement Agreement shall have the meaning set forth
                         ----------------------
in Section 9.5 hereof.

               1.1.73    WGV Golf Facility Use Agreement shall mean and refer to
                         -------------------------------
that certain agreement to be entered into between SJH Partnership, Scratch, Buyer, WGV and UCC providing for access to the World Golf Village Golf Course.

               1.1.74    WGV Master Development Agreement shall have the meaning
                         --------------------------------
assigned to such term in the "WHEREAS" clauses.

               1.1.75    World Golf Village shall have the meaning assigned to
                         ------------------
such term in the "WHEREAS" clauses.

               1.1.76    World Golf Village Golf Course Conveyance Agreement
                         ---------------------------------------------------
shall have the meaning assigned to such term in the "WHEREAS" clauses.

     2.   SALE AND CONVEYANCE.
          -------------------
          2.1  Purchase Price and other Financial Obligations of Buyer.
               -------------------------------------------------------

               2.1.1 Under the terms of this Agreement, SJH Partnership hereby agrees to sell and convey to Buyer and Buyer agrees to purchase Parcel One from SJH Partnership for a purchase price of One Million Six Hundred Twenty-Five Thousand Dollars ($1,625,000.00) (the "Purchase Price") to be paid as set forth in

Section 2.2 below. In conjunction with and as part of the purchase and sale of Parcel One, SJH Partnership shall also convey to Buyer certain development rights, easements and a license as more specifically provided for in this Agreement.

               2.1.2 In consideration of the agreement of SJH Partnership and WGV to assume an increased share of Assessment Allocation under the terms of the Special Assessment Agreement, Buyer has agreed to pay to SJH Partnership and WGV a guaranty fee equal to (i) Fifty Dollars ($50.00) for each Villa vacation unit week, (ii) Twenty-five Dollars ($25.00) for each biennial Villa vacation unit week and (iii) Two Thousand Five Hundred Dollars ($2,500.00) for each whole ownership unit, due in each case upon the closing of the conveyance thereof by Buyer to a third party purchaser, up to a total amount of Five Hundred Thousand Dollars ($500,000.00). Each such payment shall be payable severally eighty percent (80%) to SJH Partnership and twenty percent (20%) to WGV. This obligation for payment shall be evidenced by the note in the form attached hereto as an Exhibit (the "Guaranty Fee Note"). The Guaranty Fee Note shall require that such payments shall be made monthly within fifteen (15) days of the close of the prior month and shall be delivered to SJH Partnership and WGV with a report reconciling all receipts from Villa vacation week sales with payments made under the Guaranty Fee Note for that month. SJH Partnership and WGV shall have the right to audit the sales records of Buyer pertaining to Villa vacation week sales in order to verify the correctness of the payments made under the Guaranty Fee Note. If Buyer shall convey any portion of Parcel One to a third party, other than an affiliated entity of Buyer or a condominium association, prior to declaration of a timeshare regime on such portion of Parcel One, then an amount of the remaining balance of the Guaranty Fee Note shall then be due and payable equal to such balance multiplied by the percentage of the remaining undeveloped

Villas assigned by development rights to the portion of Parcel One so conveyed, and which shall be payable severally eighty percent (80%) to SJH Partnership and twenty percent (20%) to WGV. Any sums not paid when due shall bear interest at the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate permitted under Florida law.

          2.2  Cash at Closing.  At Closing, Buyer shall deliver to SJH
               ---------------
Partnership the Purchase Price in cash, cashier's check, wire transfer of immediately available federal funds, or other good funds. In the event payment is made by wire transfer, sums shall be deemed paid by Buyer when receipt of the wire transfer is acknowledged by a financial institution designated by SJH Partnership as the recipient and SJH Partnership's account is credited.

          2.3  Deposit.  Upon Buyer's execution of this Agreement, Buyer shall
               -------
deliver to Pappas Metcalf & Jenks, P.A. (the "Escrow Agent") the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Deposit"). Escrow Agent shall hold the Deposit in an interest bearing account with interest accruing in favor of the party entitled to the Deposit as specified in this Agreement. At Closing, the Deposit and any and all interest accrued thereon shall be credited against the Purchase Price and paid by Escrow Agent to SJH Partnership. The Deposit shall be made by cash, cashier's check, wire transfer of immediately available federal funds, or other good funds. In the event payment is made by wire transfer, sums shall be deemed paid by Buyer when receipt of the wire transfer is acknowledged by a financial institution designated by Escrow Agent as the recipient and Escrow Agent's account is credited.

          2.4  Escrow.  The Deposit shall be delivered to Escrow Agent, and
               ------
Escrow Agent shall hold and deliver the Deposit in accordance with the terms of this Agreement. Escrow Agent shall at all times be authorized to deliver the Deposit in accordance with the terms of this Agreement or with written instructions executed by both SJH Partnership and Buyer. In the event that Escrow Agent shall receive a written claim of default by either SJH Partnership or Buyer against the other, then Escrow Agent shall not release the Deposit from escrow unless and until Escrow Agent shall have received joint written instructions from SJH Partnership and Buyer as to the proper delivery of the Deposit or Escrow Agent has received direction from a court of competent jurisdiction (after expiration of any applicable appeal period) as to the proper party entitled to receipt of the Deposit. Escrow Agent shall be authorized to file an action in interpleader to determine the proper party entitled to the Deposit, and the defaulting party, as determined by such proceeding, shall indemnify and hold harmless Escrow Agent from all costs and expenses, including reasonable attorneys' fees associated with such proceeding. Escrow Agent may act in reliance upon any writing or instrument or signature which it in good faith believes to be genuine and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution or validity of any instrument deposited in this escrow nor as to the identity, authority or right of any persons executing the same; and its duties hereunder shall be limited to the safekeeping of the Deposit, and for the disposition of same in accordance with this Agreement. Escrow Agent hereby executes this Agreement for the sole and exclusive purpose of evidencing its agreement to the provisions of Sections 2.3 and 2.4 hereof. Buyer acknowledges that Escrow Agent is also the firm representing SJH Partnership in this transaction and Buyer consents to Escrow

Agent's continued representation of SJH Partnership in any litigation arising under this Agreement.

          2.5  Conveyance of Title.  At Closing, SJH Partnership shall convey to
               -------------------
Buyer the Land, together with the Access Easement appurtenant to such Land, free and clear of any and all liens, encumbrances, covenants, restrictions, reservations, rights of way and easements except the Permitted Exceptions, as defined in Section 2.8 below, and those matters contemplated under this Agreement. SJH Partnership hereby discloses to Buyer the existence of those title matters as set forth on an Exhibit to this Agreement (the "Known Exceptions").

          2.6  Evidence of Title.  Within the later of five (5) days following
               -----------------
the Effective Date or five (5) days after the date of delivery of the Survey as referenced in Section 2.7 below, SJH Partnership shall cause to be prepared and delivered to Buyer copies of the Known Exceptions and any other exceptions appearing on the commitment, together with a commitment (the "Commitment") for an owner's and mortgagee's policy of title insurance (the "Title Policies") in favor of Buyer and the mortgage lender identified by Buyer to provide the Completion Assurances (the "Mortgagee") respectively, setting forth the state of title to the Land stating that, as of the date of the Commitment, SJH Partnership is the fee simple owner of the Land and including (i) affirmative Form 9 endorsement coverage as available in the State of Florida, (ii) insuring the rights of Buyer as to the Access Easement and WGV Easement, (iii) including a contiguity endorsement as to the contiguity of the Land to the WGV Easement, contiguity of the WGV Easement to the Access Easement and contiguity of the Access Easement to International Golf Parkway, survey endorsement FAC (S)4-186.05(8)(h) and environmental lien endorsement (FAC (S)4-186.05(6)(a)(ALTA 8.1), and (iv) insuring Buyer's rights under Section 12.10 of this Agreement, if such coverage is available from the Title Company. The Commitment shall provide for the issuance of the Title Policies by Commonwealth Land Title Insurance Company, or other nationally recognized title company selected by SJH Partnership (the "Title Company"), in standard ALTA Owner's Title Insurance Form, as used in the State of Florida, insuring fee simple title of Buyer to the Land and its rights in the Access Easement and WGV Easement in the amount of the Purchase Price and insuring the lien of the Mortgagee as a first mortgage on the Land and appurtenant Access Easement and WGV Easement.

          2.7  Survey.  Within ten (10) days of the Effective Date, SJH
               ------
Partnership, at SJH Partnership's expense, shall provide to Buyer a boundary survey (the "Survey") prepared by a licensed Florida land surveyor showing the dimensions and correct legal metes and bounds description of the Land, the Access Easement and the WGV Easement. The Land will consist of not less than twenty-three (23) acres. The Survey shall contain a certificate certified to Buyer, the Title Company and the Mortgagee certifying as to the contiguity of the Land to the WGV Easement, contiguity of the WGV Easement to the Access Easement and contiguity of the Access Easement to International Golf Parkway and stating that it meets the minimum requirements for ALTA/ACSM survey and as required by Florida law, includes designation of the flood plain area affecting the Land, if any, and shall be sufficient to remove the survey exception from the Commitment and Title Policies.

          2.8  Defects.  In the event that the Commitment or the Survey or Known
               -------
Exceptions evidence title defects or exceptions unacceptable to Buyer (other than the standard printed exceptions appearing in the Commitment to be removed at Closing or those which do not materially affect the use of the Land as contemplated under this Agreement), Buyer shall give SJH Partnership written notice of such fact within fifteen (15) days of receipt by Buyer of the later of the Commitment or Survey. In the event that the Title Company first raises a title defect or exception unacceptable to Buyer subsequent to the date of the Commitment, Buyer shall give SJH Partnership written notice of such fact within five (5) days after Buyer first becomes aware of same. If Buyer does not provide timely notice of such exceptions to SJH Partnership, all exceptions as identified in the Commitment, the Survey or the Known Exceptions, shall be deemed approved by Buyer and the Closing shall proceed without diminution in the Purchase Price. Any such exceptions approved or deemed approved by Buyer are herein referred to as "Permitted Exceptions."
If Buyer provides timely notice of any defects, SJH Partnership shall be obligated to cure such defects which are delinquent tax liens or consensual liens of SJH Partnership or which can be cured by the payment of money (specifically excluding the Known Exceptions), in which case SJH Partnership shall have a period of sixty (60) days to eliminate any such defects, provided SJH Partnership shall have no obligation to expend in excess of Fifty Thousand Dollars ($50,000.00) or to institute litigation to remedy defects, other than consensual liens or delinquent tax liens of SJH Partnership and the Closing Date shall be extended for a like number of days. In the event SJH Partnership is not required to eliminate such defects, as set forth herein, SJH Partnership shall provide written notice to Buyer within five (5) days of notice of such defects from Buyer that it does not intend to effect such cure and Buyer shall have the right to (i) terminate this Agreement by written notice delivered to SJH Partnership within five (5) days from notice from SJH Partnership and Buyer shall receive a refund of the Deposit and all parties shall be relieved of any obligations set forth herein, or (ii) waive any such defects and agree to accept the condition of title as set forth in the Commitment and on the Survey and proceed to Closing without diminution in the Purchase Price.

          2.9  Closing Date.
               ------------

               2.9.1 The Closing of this transaction shall take place on or before July 15, 1996, at 10:00 A. M. or such earlier date and time to be mutually agreed upon between the parties or as extended as provided in Section
2.9.2 below ("Closing" or "Closing Date"). The Closing shall take place in the offices of Pappas Metcalf & Jenks, Professional Association, 200 West Forsyth Street, Suite 1400, Jacksonville, Florida 32202, or at such other place within St. Johns County or Duval County as may be selected by SJH Partnership and Buyer.

               2.9.2 The parties recognize that there are numerous conditions precedent to the Closing of this transaction as set forth in Sections 9 and 10 below. As a result, the parties have agreed that if one or more conditions precedent to either party's obligations to close under this Agreement have not been satisfied or waived as of the originally anticipated Closing Date set forth in Section 2.9.1 hereof and the affected party is not prepared to close hereunder, then such party shall so notify the other party and the Closing Date hereunder shall be automatically extended for such reasonable period of time as may be necessary to cause such condition to be satisfied; provided, however, that in no event shall the Closing Date be extended beyond September 30, 1996.

          2.10  Documents to be Delivered at Closing.  At Closing, SJH
                ------------------------------------
Partnership shall deliver to Buyer the following documents, where necessary, fully executed by SJH Partnership:

               2.10.1 (i) Special Warranty Deed conveying to Buyer fee simple title to the Land in the form and content of an Exhibit ("Special Warranty Deed") attached hereto, subject only to the Permitted Exceptions; and (ii) Access Easement in the form and content of an Exhibit ("Access Easement") attached hereto; and

               2.10.2 Affidavit of SJH Partnership in form satisfactory to the Title Company for elimination of mechanics lien exceptions and parties in possession exceptions from any mortgagee title binder obtained by Buyer; and

               2.10.3 A certificate executed by an officer of the general partner of SJH Partnership certifying that all representations and warranties contained herein are true and correct as of the Closing Date in all material respects accompanied by a certificate of incumbency as to the parties executing on behalf of SJH Partnership; and

               2.10.4 License Agreement and Memorandum of Agreement, in form and content attached hereto as Exhibits; and

               2.10.5 Assignment of Development Rights under the Saint Johns DRI for the development of up to a maximum of 440 resort condominium and/or vacation ownership dwelling units; and

               2.10.6 An affidavit stating that SJH Partnership is not a "foreign person," as defined in Section 1445 of the Internal Revenue Code and the regulations thereunder; and

               2.10.7 Evidence acceptable to Buyer's attorney that SJH Partnership is validly formed, in good standing and is authorized to perform its obligations under this Agreement; and

               2.10.8 An opinion of SJH Partnership's attorney in form and content reasonably satisfactory to Buyer's attorney opining as to the authority of SJH Partnership to enter into and deliver this Agreement and all documents to be delivered by SJH Partnership pursuant to the terms of this Agreement and as to the validity and enforceability of this Agreement and all documents to be delivered by SJH Partnership pursuant to the terms of this Agreement; and

               2.10.9 The originally executed title Commitment insuring fee simple title to the Land in Buyer consistent with Sections 2.6, 2.7 and 2.8 above and marked to eliminate all preprinted standard exceptions and all exceptions other than Permitted Exceptions and taxes for the year of conveyance; and

               2.10.10 Such other documents expressly required to be delivered or furnished pursuant to any other provisions of this Agreement or reasonably required to carry out the purpose and intent of this Agreement, including but not limited to the Special Assessment Agreement.

          At Closing, Buyer shall deliver to SJH Partnership the following documents:

               2.10.11 A certificate executed by an officer of Buyer certifying that all representations and warranties contained herein are true and correct as of the Closing Date in all material respects, accompanied by a certificate of incumbency as to the parties executing on behalf of Buyer; and

               2.10.12 Evidence acceptable to SJH Partnership's attorney that Buyer is validly formed, in good standing and is authorized to perform its obligations under this Agreement; and

               2.10.13 Guaranty Fee Note, License Agreement and Memorandum of Agreement in form and content attached hereto as Exhibits; and

               2.10.14 An opinion of Buyer's attorney in form and content reasonably satisfactory to SJH Partnership's attorney opining as to the authority of Buyer to enter into and deliver this Agreement and all documents to be delivered by Buyer pursuant to the terms of this Agreement and as to the validity and enforceability of this Agreement and all documents to be delivered by Buyer pursuant to the terms of this Agreement; and

               2.10.15 Any other documents expressly required to be delivered or furnished pursuant to any other provision of this Agreement or reasonably required to carry out the purpose and intent of this Agreement, including but not limited to the Special Assessment Agreement.

          2.11  Adjustments, Prorations, Costs of Transactions.   The following
                ----------------------------------------------
items shall be prorated, apportioned or paid by the parties as of the Closing Date as follows:

               2.11.1 Real estate taxes taking into consideration any discounts for early payment. Taxes shall be prorated based upon the estimated amount of taxes for 1996 applicable to the Land with such amount to be estimated as to vacant lands based upon a "cutout" of the acreage of the Land as a proportion of the total tax bill for the Land and associated properties assessed thereunder. Tax proration shall be adjusted promptly after final determination of the same after Closing; and

               2.11.2 Certified, confirmed and ratified special assessment liens due and payable on a one-time basis as of the Closing Date (and not as of the Effective Date) shall be paid by SJH Partnership at Closing or Buyer shall receive a credit therefor. Pending liens as of the Closing Date, which are due and payable after Closing, shall be assumed by Buyer; and

               2.11.3 Association(s) assessments due and payable to the Association(s), respectively, as described in Section 12.9 below, for the month of Closing, if any; and

               2.11.4 SJH Partnership shall pay for (i) the cost of documentary stamp taxes on the deed of conveyance; (ii) SJH Partnership's attorneys' fees; (iii) recording fees; (iv) the Commitment and Title Policies prepared in accordance with Section 2.6 except any additional cost resulting from simultaneous issuance of Mortgagee's Title Policy; (v) the Survey prepared in accordance with Section 2.7; and (vi) the Environmental Audits as defined in
Section 6.6. Buyer shall pay for (i) Buyer's attorneys' fees; (ii) any additional cost of the Title Policies resulting from the simultaneous issuance of the Mortgagee Title Policy prepared in accordance with Section 2.6; (iii) all costs of any related transactions between Buyer and third parties, including costs of mortgage financing; and (iv) documentary stamp taxes on the Guaranty Fee Note.

          2.12  Documents Delivered to SJH Partnership.  In the event this
                --------------------------------------
transaction shall not close for any reason (other than a default by SJH Partnership of its obligations set forth in this Agreement), Buyer shall deliver to SJH Partnership, at no cost to SJH Partnership, such information promulgated or obtained by Buyer related to the condition of the Land and under the control of Buyer. Such materials shall be delivered to SJH Partnership within thirty
(30) days of the date of termination of this Agreement. Buyer shall use its best efforts to ensure that all such materials are transferrable to SJH Partnership upon termination of this Agreement.

     3.   REPRESENTATIONS OF SJH PARTNERSHIP.  SJH Partnership represents to
          ----------------------------------
Buyer that:

          3.1  Partnership Standing.  SJH Partnership is a limited partnership
               --------------------
duly organized and in good standing under the laws of the State of Florida.

          3.2  Partnership Authority.  SJH Partnership's execution and delivery
               ---------------------
of this Agreement to Buyer and its sale and conveyance of Parcel One provided for herein have been authorized by SJH Partnership, in accordance with applicable law and that all other actions required to be taken to authorize execution of this Agreement and SJH Partnership's performance of all obligations undertaken by it under its terms have been duly and regularly taken.

          3.3  Documents Delivered.  To the best of SJH Partnership's knowledge,
               -------------------
all documents delivered to Buyer as required under the terms of this Agreement constitute true and correct copies of the original instruments and, except as set forth in this Agreement, to the best of its knowledge SJH Partnership knows of no amendment, modification or other change to said documents.

          3.4  No Condemnation or Litigation.  To SJH Partnership's knowledge,
               -----------------------------
there are no condemnation proceedings against or affecting Parcel One, nor any other litigation either pending or threatened against Parcel One which would have a material and adverse impact upon the construction of the Villas.

          3.5  No Actions.  There are no actions, suits or proceedings pending
               ----------
or affecting SJH Partnership which would impede or otherwise impair its ability to perform its obligations under this Agreement. There are no such actions threatened against SJH Partnership other than prior claims of TACO, Inc. and its constituents related to bond validation proceedings which have been affirmed, on appeal, by the Supreme Court of Florida, subsequent to such threatened claims.

          3.6  No Hazardous Waste.  To SJH Partnership's knowledge, no Hazardous
               ------------------
Wastes have been discharged, released, disposed of or allowed to escape on or under the Land, and to the actual knowledge of SJH Partnership, no investigation, administrative order, consent order or agreement litigation or settlement with respect to Hazardous Wastes is proposed, threatened, anticipated or in existence with respect to the Land.

          3.7  Permits, DRI, PUD Representations.  The Surface Water Permits,
               ---------------------------------
the Saint Johns PUD and Saint Johns DRI are in full force and effect and there have been no modifications or violations of any of the terms and conditions thereof which would materially and adversely affect or delay the development and operation of any component part of the Villas subject to Buyer's obligation to obtain the Final Development Plan as defined in Section 6.3 below. The Saint Johns PUD and Saint Johns DRI expressly allow construction of the Villas subject to compliance with the terms and conditions thereof and the Final Development Plan and compliance with all other applicable laws and regulations including but not limited to the requirement to obtain the Final Development Plan, construction plan approval and a building permit.

          3.8  Ownership of Interchange Tract. SJH Partnership is the fee simple
               ------------------------------
owner of the entire Interchange Tract, other than the Hall of Fame footprint parcel and Utility Site (as such terms are defined in Section 12.10 hereof).

          3.9  As of the Closing Date.  All representations made by SJH
               ----------------------
Partnership pursuant to this Section 3 will be true and correct at the Closing Date as if they were made at that time and shall survive the Closing; provided, however, should SJH Partnership have actual knowledge of changed circumstances which shall render any of the representations and warranties set forth above untrue prior to the Closing Date, it shall provide written notice of such changed circumstances to Buyer. To the extent that such changed circumstances shall materially and adversely affect the ability of Buyer to construct and operate the Villas, Buyer may, at its option, by written notice delivered to SJH Partnership within ten (10) days of the date of notice of such changed circumstances received from SJH Partnership, elect to terminate this Agreement and receive a refund of the Deposit. If Buyer shall not provide timely written notice of such intent to terminate, its right to terminate this Agreement as a result of such changed circumstances shall be fully and forever waived and the Closing shall proceed without diminution in the Purchase Price.

     4.   REPRESENTATIONS OF BUYER.  Buyer represents to SJH Partnership that:
          ------------------------

          4.1  Corporate Standing.  Buyer is a limited partnership duly
               ------------------
organized and in good standing under the laws of the State of Florida.

          4.2  Corporate Authority.  Buyer's execution and delivery of this
               -------------------
Agreement to SJH Partnership and its purchase of Parcel One provided for herein have been authorized by Buyer, in accordance with applicable law and that all other actions required to be taken to authorize execution of this Agreement and Buyer's performance of all obligations undertaken by it under its terms have been duly and regularly taken.

          4.3  No Actions.  There are no actions, suits or proceedings pending
               ----------
or to the knowledge of Buyer threatened against or affecting Buyer, which would impede or otherwise impair its ability to perform its obligations under this Agreement.

          4.4  Representations.  All representations made by Buyer pursuant to
               ---------------
this Section 4 will be true and correct at the Closing Date as if they were made at that time and shall survive the Closing.

     5.   ACKNOWLEDGMENTS OF BUYER.  Buyer acknowledges that:
          ------------------------

          5.1  Buyer's Examinations.  Prior to Closing, Buyer intends to make
               --------------------
such examinations of Parcel One, SJH Partnership's plans for future development (residential, commercial, recreational and otherwise), the terms of the Hall of Fame Conveyance Agreement, World Golf Village Golf Course Conveyance Agreement and the River Tract Golf Course Conveyance Agreement, as they affect Parcel One, the zoning, permitting and all governmental approvals, utility supply and all other matters required for Buyer's development plans for Parcel One as Buyer deems necessary. In entering into this Agreement, Buyer shall not rely upon any oral or written representations, warranties or statements, whether express or implied, made by SJH Partnership or any agent, employee or representative of SJH Partnership or by any broker or any other person representing or purporting to represent SJH Partnership with regard to Parcel One or any matters affecting Parcel One which are not expressly set forth in this Agreement or any other written agreement entered into between SJH Partnership and Buyer contemporaneously herewith or on the Closing Date. Buyer agrees that prior to Closing, Buyer shall notify SJH Partnership of its intent to consult with any governmental authority concerning permits or other governmental approvals applicable to Parcel One or the Saint Johns DRI and provide SJH Partnership an opportunity to participate in any such consultation.

          5.2  Development Criteria.  Buyer acknowledges that the Villas shall
               --------------------
be constructed and developed in compliance with the development criteria attached hereto as an Exhibit (the "Development Criteria") and in accordance with the Site Plan. The Development Criteria shall constitute covenants running with title to the Land and shall be binding upon the successors and assigns of the parties to this Agreement.

          5.3  County Approvals.  Buyer acknowledges and agrees that Buyer
               ----------------
shall, subject to the obligations of SJH hereunder and under the Assignment of Development Rights, at its own cost and expense, be responsible for submission of all materials and applications pertaining to construction of the Villas to the County and any other governmental authorities, including application for Final Development Plan approval and building permits and payment of all fees and charges imposed by any such authorities in connection with such permits and approvals. SJH Partnership shall cooperate with Buyer in the submission or the County approval process, at no expense to Buyer, including the submission of a PUD modification increasing the permissible building height to 65 feet.

          5.4  Exculpation.  Buyer acknowledges that SJH Partnership's review
               -----------
and approval of any plans and specifications does not constitute SJH Partnership's representation that the same are in compliance with any applicable building or zoning codes, nor do such approvals constitute SJH Partnership's approval of Buyer's construction standards or technique. The purpose of SJH Partnership's approval is to ensure that such improvements are of an appearance and quality compatible with the development plan for the Saint Johns DRI and are developed in compliance with the terms of this Agreement. In connection with all reviews, acceptances, inspections, or approvals by SJH Partnership contemplated under this section, SJH Partnership shall not be liable to Buyer or to any other person on account of any claim, liability, damage or expense suffered or incurred by or threatened against Buyer or such other person and arising out of, or in any way related to, the subject matter of any such reviews, acceptances, inspections or approvals when given, granted or withheld as provided in this Agreement.

          5.5  PUD/DRI.  Parcel One is subject to the Saint Johns DRI and Saint
               -------
Johns PUD and other state and federal land use regulations generally applicable to the development of real estate.

     6.   OBLIGATIONS OF BUYER AND SJH PARTNERSHIP PRIOR TO CLOSING.
          ---------------------------------------------------------

          6.1  Preliminary Plans.  Prior to Closing, Buyer shall cause to be
               -----------------
prepared and delivered to SJH Partnership, at Buyer's expense, for SJH Partnership's review and approval, the preliminary plans and specifications for the Villas (the "Preliminary Plans"). The Preliminary Plans shall comply with the Development Criteria and the Site Plan and shall include:

               6.1.1 A detailed site plan depicting the location of all improvements to be constructed upon the Land including, but not limited to, the location of all buildings, roads, drives, lakes, canals, drainage structures, parking areas, traffic circulation within the Villas and the point of connection to the arterial road system; and

               6.1.2    Preliminary landscaping plans; and

               6.1.3 The location and number of Villas and ancillary facilities and amenities to be incorporated as part of each phase of development in accordance with the Development Criteria; and

               6.1.4 The location, description of materials and design of all exterior signage including those to be located upon the Land; and

               6.1.5 A description of all exterior materials, exterior colors, building design and elevations and height.

     If the Preliminary Plans shall evidence less than 440 resort condominium and/or vacation ownership dwelling units to be constructed upon the Land, the units to be assigned in the Assignment of Development Rights shall be correspondingly reduced.

          6.2  SJH Partnership's Approvals.  SJH Partnership shall promptly
               ---------------------------
review all plans, documents and other items required to be delivered to SJH Partnership pursuant to this Agreement for SJH Partnership's approval, whether prior to or subsequent to Closing, and shall notify Buyer in writing of SJH Partnership's approval or disapproval within fifteen (15) days from receipt of such items by SJH Partnership unless another time period is specifically provided for herein, and such approvals shall not be unreasonably denied or delayed and shall be limited to exterior improvements. Such approvals shall be provided by SJH Partnership in recordable form, if requested by Buyer.

          6.3  Final Development Plan.  Not later than June 15, 1996, Buyer
               ----------------------
shall submit an application for the Final Development Plan for the Phase I Improvements to St. Johns County in accordance with the Zoning Code requirements (the "Final Development Plan").

          6.4  Conditions Precedent.  Prior to Closing, as may be extended under
               --------------------
Section 2.9.2 above, SJH Partnership and Buyer shall use all reasonable efforts to satisfy the conditions precedent to Closing, as set forth in Sections 9 and 10 below and shall mutually cooperate with one another and third parties in good faith in an effort to satisfy each and every condition precedent to Closing set forth in Sections 9 and 10 below.

          6.5  Entry onto the Land; Indemnification.  During the period from the
               ------------------------------------
Effective Date to the Closing Date, Buyer, its agents and designees shall have the right, for so long as this Agreement is not in default, of access across the Interchange Northwest Parcel to the Land and the right to enter upon the Land for the purpose of making surveys, engineering tests, subsoil and similar analyses. Buyer hereby agrees to assume all risk involved in (i) entering upon the Interchange Northwest Parcel and the Land, and (ii) the performance of the referenced activities and agrees to indemnify and hold SJH Partnership harmless from and against all loss, cost, expense and liability as a result of death or injury to persons or damage to property sustained by any party arising out of or in connection with the exercise of any such rights. Following inspection of the Land, Buyer shall restore the Land to its original condition.

          6.6  Environmental Audit.  Within thirty (30) days of the date of this
               -------------------
Agreement, SJH Partnership shall provide a Phase I environmental audit (the "Phase I Audit") of the Land and, if recommended by the Phase I Audit, a Phase II environmental audit of the affected portions of the Land, both prepared by Law Engineering and Environmental Services, Inc. (the "Environmental Audits"). If the Environmental Audits indicate that there are environmental conditions as to the Land which require remediation under applicable state or federal laws, and SJH Partnership agrees in writing within fifteen (15) days of notice of such conditions to (i) bear the cost to cure any such environmental condition requiring remediation provided the same can be cured without substantial delay to or interference with construction of the Villas, (ii) provide financial assurances reasonably satisfactory to Buyer in an amount necessary to effect such cure and (iii) indemnify Buyer against any liability with respect to the environmental matters to be cured, in which case, this Agreement shall remain in full force and effect and the Closing shall proceed. If SJH Partnership does not elect to effect such remediation, Buyer may, at its option,
(i) terminate this Agreement with five (5) days written notice from SJH Partnership of its election not to remediate or (ii) waive such matters and proceed to Closing.

     7.   INTENTIONALLY OMITTED.
          ---------------------

     8.   INTENTIONALLY OMITTED.
          ---------------------

     9.   CONDITIONS OF SJH PARTNERSHIP'S OBLIGATIONS TO CLOSE THIS TRANSACTION.
          ---------------------------------------------------------------------
In addition to SJH Partnership's right to terminate this Agreement as a result of a default of Buyer, in the event any of the following conditions shall not be met at Closing or such earlier date as specified below, SJH Partnership may, at its option, terminate this Agreement or SJH Partnership may, at its option, waive such condition and proceed to Closing. If this Agreement shall terminate as a result of failure of the conditions set forth in Sections 9.1 or 9.2, the Deposit shall be retained by SJH Partnership. If this Agreement shall terminate as a result of failure of the conditions set forth in Sections 9.3 through 9.10, the Deposit shall be returned to Buyer, unless such failure is the result of a default by Buyer under the referenced agreements, in which case the Deposit shall be retained by SJH Partnership.

          9.1  Buyer's Representations.  Buyer shall certify to SJH Partnership
               -----------------------
at Closing that all representations and warranties made under this Agreement are true and correct as of the Closing Date in all material respects.

          9.2  Complete Performance.  At Closing, Buyer shall have performed all
               --------------------
obligations of Buyer under this Agreement to be performed at or prior to Closing.

          9.3  Other Conveyances.  Those parties to the Hall of Fame Conveyance
               -----------------
Agreement, Hotel Agreement for Sale and Purchase, World Golf Village Golf Course Conveyance Agreement and Parcel Two Sale Agreement (collectively, the "Other Conveyance Agreements") shall have performed all their respective obligations prior to Closing and all conditions to performance by SJH Partnership thereunder shall have been met.

          9.4  Golf Facility Use Agreement, Special Assessment Agreement and
               -------------------------------------------------------------
Voluntary Payment Declaration.  SJH Partnership, WGV, Scratch, Buyer and JQH-LP
-----------------------------
shall have executed and delivered the WGV Golf Facility Use Agreement, and such parties and the County shall have executed and delivered the Voluntary Payment Declaration and Special Assessment Agreement and related agreements with the County.

          9.5  WGV Easement.  Buyer and WGV shall have executed and delivered an
               ------------
easement agreement (the "WGV Easement Agreement") providing pedestrian and vehicular access over the portion of the entrance road (the "WGV Easement") to be owned by WGV or the WGV Property Owners Association, Inc., as shown on the Site Plan.

          9.6  Master Development Agreements.  All parties shall have executed
               -----------------------------
and delivered the Master Development Agreements and all agreements attached to the Master Development Agreements to be executed at Closing shall have been executed and delivered.

          9.7  SJH Completion Assurances. Not later than June 15, 1996, SJH
               -------------------------
Partnership shall have obtained committed funding sources adequate to construct the Infrastructure Improvements, which sources may include (i) contracts for excavation of fill and (ii) equity, bonds, unconditional and irrevocable letters of credit, or loan commitments to the extent issued by a bank, insurance company, or pension fund, or other reputable lending institution; and in the case of a loan commitment, all commitment fees required to be paid prior to closing of such loan shall have been paid by SJH

Partnership and such loan commitment shall be fully binding on the lender, subject only to closing requirements of this transaction and such lender's other customary closing conditions and requirements. These assurances, as approved by Buyer, are hereinafter referred to as the "SJH Completion Assurances."

          9.8  Buyer Completion Assurances.  Buyer shall have delivered to SJH
               ---------------------------
Partnership evidence of the Buyer Completion Assurances not later than June 15, 1996, and at Closing shall have closed on any loan providing the Buyer Completion Assurances and the Buyer Completion Assurances shall be available to complete the Phase I Improvements, subject only to normal and customary lending practices and requirements of this transaction.

          9.9  Construction Agreement.  Buyer and WGV shall have executed and
               ----------------------
delivered the Construction Reimbursement Agreement.

          9.10 Subordination of Loan.  The SJH Completion Assurances shall
               ---------------------
permit the first lien mortgage of Barnett Bank of Jacksonville, N.A., which is to be recorded at Closing encumbering the Restricted Property, to be subordinated to the exclusive rights of Buyer set forth in Section 12.10 below.

     10.  CONDITIONS OF BUYER'S OBLIGATIONS TO CLOSE THIS TRANSACTION.  In
          -----------------------------------------------------------
addition to Buyer's right to terminate this Agreement as set forth in Section
2.8 above, or as a result of a default by SJH Partnership, in the event any of the following conditions shall not be met as of Closing, or such earlier date as may be specified below, Buyer may, at its option, terminate this Agreement or Buyer may waive such conditions and proceed to Closing, without diminution in the Purchase Price. If this Agreement shall terminate as the result of failure of the conditions set forth in Sections 10.1 through 10.19, the Deposit shall be returned to Buyer, unless such failure is the result of a default by Buyer under any of the referenced agreements in which case the Deposit shall be retained by SJH Partnership.

          10.1 Representations.  SJH Partnership shall certify to Buyer at
               ---------------
Closing that all representations and warranties made under this Agreement are true and correct as of the Closing, in all material respects.

          10.2 Complete Performance.  SJH Partnership shall have performed all
               --------------------
obligations of SJH Partnership provided for herein to be performed at or prior to Closing.

          10.3 Other Conveyances.  SJH Partnership shall have closed on the
               -----------------
Other Conveyance Agreements and shall have delivered to Buyer copies of the respective deeds, each of which shall include a deed restriction or reservation by SJH Partnership with respect to Buyer's exclusive rights set forth in Section
12.10 hereof and in the Special Warranty Deed.

          10.4 Golf Facility Use Agreement, Special Assessment Agreement and
               -------------------------------------------------------------
Voluntary Payment Declaration.  Buyer, Scratch, WGV, JQH-LP and SJH Partnership
-----------------------------
shall have executed and delivered the WGV Golf Facility Use Agreement, and such parties and the County shall have executed and delivered the Special Assessment Agreement and Voluntary Payment Declaration and related agreements with the County.

          10.5 WGV Easement.  Buyer and WGV shall have executed and delivered
               ------------
the WGV Easement Agreement.

          10.6 WGV/Villa License.  Buyer and WGV shall have executed and
               -----------------
delivered the agreement licensing the use of the World Golf Village tradenames and logos for the benefit of the Villas (the "Villa License Agreement") and a Villa Services Agreement regarding services to be provided to buyer by WGV.

          10.7 River Tract.  Dunavant and Scratch shall have executed and
               -----------
delivered the River Tract Golf Course Conveyance Agreement.

          10.8  Master Development Agreements.  All parties shall have executed
                -----------------------------
and delivered the Master Development Agreements and all agreements attached to the Master Development Agreements to be executed at Closing shall have been executed and delivered.

          10.9 Buyer Completion Assurances. Not later than June 15, 1996, Buyer
               ---------------------------
shall have obtained committed funding sources which shall be adequate to construct all Phase I Improvements and to meet its financial obligations under the Construction Reimbursement Agreement, which sources may include equity, bonds, unconditional letters of credit or loan commitments, when issued by a bank, insurance company or pension fund or other reputable lending institution; and in the case of a loan commitment, all commitment fees required to be paid prior to closing of such loan shall have been paid by Buyer and such loan commitment shall be fully binding on the lender, subject only to the Closing requirements of this transaction and such lender's other customary closing conditions and requirements (the "Buyer Completion Assurances").

          10.10 SJH and Other Completion Assurances.  Not later than June 15,
                -----------------------------------
1996, SJH Partnership shall have delivered to Buyer written evidence of (i) the SJH Completion Assurances and Buyer shall have received written evidence of (ii) committed funding sources in favor of Scratch, UCC, JQH-LP and WGV with respect to their obligations under their respective Other Conveyance Agreements (collectively, the "Other Completion Assurances"), and at Closing each of the foregoing shall have closed on any loan providing the SJH Completion Assurances or Other Completion Assurances and the SJH Completion Assurances and Other Completion Assurances shall be available to complete the Infrastructure Improvements or other contemplated improvements, as applicable, subject only to normal and customary lending practices and requirements of this transaction.

          10.11 Hotel.  Buyer and JQH-LP shall have executed and delivered a
                -----
solicitation and lease agreement.

          10.12 WGV.  Buyer and WGV shall have executed and delivered an
                ---
agreement concerning information kiosks located on the Hall of Fame Parcel.

          10.13 PGA Tour.  Buyer and the PGA Tour, Inc. shall have executed and
                --------
delivered a solicitation and marketing agreement.

          10.14 Scratch.  Buyer and Scratch shall have executed and delivered a
                -------
solicitation and lease agreement pertaining to the WGV Golf Course Parcel.

          10.15 UCC. Buyer and UCC shall have executed and delivered a
                ---
solicitation and lease agreement pertaining to Parcel Two.

          10.16 Construction Agreement.  Buyer and WGV shall have executed and
                ----------------------
delivered the Construction Reimbursement Agreement.

          10.17 Zoning Evidence.  Buyer shall have obtained a letter from the
                ---------------
County in substantially the form attached as an Exhibit confirming certain matters pertaining to zoning and land use which affect Parcel One.

          10.18 Utilities.  Buyer shall have received evidence reasonably
                ---------
satisfactory to Buyer of the availability of water, sewer, electric and telephone service to serve the Villas when constructed.

          10.19 Estoppel Letters.  Buyer shall have received estoppel letters
                ----------------
from the Associations and the utility provider identified on Exhibit C in form reasonably satisfactory to Buyer setting forth the assessments then due, if any.

     11.  CONSTRUCTION.
          ------------

          11.1  Final Plan and Specification Approval.  Not later than fifteen
                -------------------------------------
(15) days prior to the Commencement Date as to the Phase I Improvements and prior to the start of construction of any subsequent phase of the Villas, Buyer shall cause to be prepared and delivered to SJH Partnership a copy of all working drawings, plans and specifications and material specifications for the construction of the applicable phase of the Villas, and all parking, landscaping, lighting, signage, utility lines and related amenity improvements and equipment to be located upon the Land as part of the applicable phase. Such plans and specifications submitted by Buyer shall be in substantial compliance with the Final Development Plan, as defined in
Section 11.11 hereof, the Preliminary Plans approved by SJH Partnership and the Development Criteria, except for modifications approved by SJH Partnership. Approval by SJH Partnership shall be limited to exterior improvements and shall be consistent with its approval of the Preliminary Plans. Approval shall not be unreasonably denied, withheld or delayed but may be based upon purely aesthetic grounds determined in the reasonable discretion of SJH Partnership. Notwithstanding anything to the contrary contained herein, SJH Partnership shall approve improvements which are of an appearance and quality comparable to those plans submitted by Buyer to SJH Partnership based upon Buyer's affiliated development located in Orlando, Florida. The working drawings, plans and specifications, materials and signs described herein and approved by SJH Partnership are referred to as the "Plans and Specifications."

          11.2  Commencement and Completion.
                ---------------------------

               11.2.1 On or before thirty (30) days subsequent to the later to occur of (i) Closing or (ii) Final Development Plan approval (the "Commencement Date"), subject to Force Majeure, Buyer, at its sole cost and expense, shall commence construction, as defined below, and diligently pursue to completion on or before February 1, 1998 (the "Completion Date") the construction of a minimum of ninety-six (96) resort condominium and/or vacation ownership dwelling units with one hundred twenty-eight (128) separately keyed rooms which may be used for transient rental purposes (the "Phase I Units") all in compliance with the requirements of the Development Criteria and the Plans and Specifications. Commencement of construction, for purposes of this Section 11, shall mean commencement of site grading and site development. The Commencement Date shall be extended to allow for posting of the security contemplated in Section 11.15 below, if required by the County as a condition to issuance of building permits for the Phase I Units.

               11.2.2 Buyer shall complete construction of the Phase I Units on or before the Completion Date, subject to Force Majeure, or as extended pursuant to Section 11.2.1 above. Completion shall be evidenced by issuance of a certification of substantial completion by Buyer's engineer or contractor, a copy of which shall be provided to SJH Partnership on or before such required completion date. Buyer shall also complete certain landscaping improvements to the undeveloped portions of the Land on or before the Completion Date, subject to Force Majeure, so as to provide an aesthetically pleasing appearance on such portions of the Land visible from the WGV Easement as more particularly described in the Development Criteria (the "Landscaping Improvements"). The Phase I Units and the Landscaping Improvements are referred to collectively herein as the "Phase I Improvements."

               11.2.3 In the event Buyer fails to commence or complete construction as provided in this Section 11, subject to Force Majeure, SJH Partnership shall be entitled to exercise all remedies available at law or in equity for such default.

          11.3  Buyer Offsite Improvements.  Buyer shall bear its allocated
                --------------------------
share of the costs to construct the WGV Easement to be constructed by WGV adjacent or in proximity to the Land, as more particularly set forth under the terms of the Construction Reimbursement Agreement. Buyer hereby acknowledges that SJH

Partnership has no obligation to construct any utility or other on or offsite improvements except as specifically set forth in Section 11.4 below.

          11.4  Offsite Infrastructure.  SJH Partnership shall, at its sole
                ----------------------
expense, be responsible for (i) construction of the Access Road into the Interchange Northwest Parcel providing vehicular ingress and egress from International Golf Parkway to the point as shown on the Site Plan ("Road Connection Point") and landscaping of the Access Road, and (ii) construction of Lake Numbers 315, 316, 317, 1/2 of 318, 321, 322, 326, 327, 329, 330, 331 and
332 of the master drainage system generally as depicted on Real Estate Map prepared by Bessent, Hammack & Ruckman dated October 27, 1994 ("Real Estate Map") attached as an Exhibit to this Agreement to the extent necessary to provide adequate drainage for the Property in accordance with the Surface Water Permits (the "Drainage Improvements"), such improvements collectively the "Infrastructure Improvements." The timing of commencement of construction of the Infrastructure Improvements shall be coordinated with Buyer so that the Access Road and landscaping of it shall be completed not later than fifteen (15) months from the Closing Date and the Drainage System shall be completed not later than September 30, 1997, subject only to Force Majeure. SJH Partnership shall ensure that all work is done in a first-class manner and that all phases of the work are commenced and carried out without delay, subject to Force Majeure, in accordance with the Infrastructure Development Criteria attached hereto as an Exhibit. Buyer acknowledges that the electric and telephone lines and water and sewer improvements necessary to service the Villas are installed by independent utility companies. SJH Partnership will not be responsible for the installation of any utility improvements constructed by utility companies or the County or for the availability of service from utility companies to the Villas, but shall be obligated to grant such utility easements over and upon the Interchange Northwest Parcel, as may be reasonably necessary for such companies to service the Villas. In the event SJH Partnership fails to commence or complete construction or grant utility easements as provided in this Section 11, subject to Force Majeure, Buyer shall be entitled to exercise all remedies available at law or in equity for such default.

          11.5  Mechanics Liens.  Buyer and SJH Partnership shall comply in all
                ---------------
respects with the Florida Mechanics Lien Law to ensure that no mechanics lien is imposed upon property of any other party during the course of construction. Any mechanics lien affecting property owned by another shall immediately be bonded off by the responsible party.

          11.6  Insurance.  Buyer and SJH Partnership, from and after having
                ---------
commenced construction activities, shall be responsible to maintain, during the progress of any work, insurance written by companies of recognized standing qualified to do business in Florida, as follows:

               11.6.1 General comprehensive public liability insurance for bodily injury, death or property damage, with minimum limits of Five Million Dollars ($5,000,000.00) for bodily injury or death for any one occurrence or accident, and One Million Dollars ($1,000,000.00) for property damage for any one occurrence or accident; and

               11.6.2 Workers Compensation in complete compliance with all federal and state laws; and

               11.6.3 Comprehensive automobile liability (owned, non-owned, hired), which coverage shall be not less that Five Hundred Thousand Dollars ($500,000.00); and

               11.6.4 Builders' risk insurance insuring against all loss or damage to the work by reason of any hazard; and

               11.6.5 Certificates of such insurance coverage shall be furnished to each party before commencement of any construction activity. These certificates shall provide that the insured shall give thirty (30) days written notice to the other party prior to change or cancellation of any policy. All policies of insurance shall contain a waiver of subrogation of any rights against the other party, their employees, agents, servants and representatives, as related to any or all losses, expenses, demands, claims or suits caused or occasioned by, attributed to, arising out of or incidental to any negligence or misfeasance on the part of the other parties, their employees, agents, servants or representatives. Buyer or SJH Partnership shall be named as an additional insured under each policy carried pursuant to this Section 11.6 with coverage extended for all risks protected against by such policy. Each such policy carried shall be primary, whether or not the other party has other collectable insurance. Certificates of such insurance shall be delivered to any additional insured prior to commencement of any construction.

          11.7 Indemnity.
               ---------

               11.7.1 In consideration of One Hundred Dollars ($100.00) paid by SJH Partnership to Buyer, receipt and sufficiency of which is hereby acknowledged, Buyer agrees to indemnify and hold SJH Partnership, its affiliates, agents and employees harmless against all damages, claims, liabilities, losses or related expenses, including reasonable attorneys' fees (whether incurred in preparation for trial, at trial, on appeal or in any insolvency proceeding), that may arise from (a) any personal injury or property damage occurring on the Land not covered by the insurance described in Section
11.6 in connection with construction activities by or on behalf of Buyer upon the Land regardless of whether negligence of the indemnified party may have contributed to the claim, damage, loss or expense; (b) any mechanics or materialmen liens filed against the property of SJH Partnership in connection with construction activities of Buyer, including liens for materials delivered to the construction site; and (c) any uncured violation by Buyer of requirements of Saint Johns DRI or Surface Water Permits.

               11.7.2 In consideration of One Hundred Dollars ($100.00) paid by Buyer to SJH Partnership, receipt and sufficiency of which is hereby acknowledged, SJH Partnership agrees to indemnify and hold Buyer, its affiliates, agents and employees harmless against all damages, claims, liabilities, losses or related expenses, including reasonable attorneys' fees (whether incurred in preparation for trial, at trial, on appeal or in any insolvency proceeding), that may arise from (a) any personal injury or property damage occurring on land owned by SJH Partnership not covered by the insurance described in Section 11.6 in connection with construction activities by or on behalf of SJH Partnership regardless of whether negligence of the indemnified party may have contributed to the claim, damage, loss or expense; (b) any mechanics or materialmen liens filed against the Land in connection with construction activities of SJH Partnership, including liens for materials delivered to the construction site; and (c) any uncured violation by SJH Partnership of requirements of Saint Johns DRI or Surface Water Permits.

          11.8 Temporary Easements.  SJH Partnership and Buyer shall, subject
               --------------------
to Force Majeure, provide to one another temporary easements for access by construction vehicles and for construction of utilities during the course of construction activity, provided that such other access does not unreasonably interfere with their respective construction activities. SJH Partnership shall provide its temporary construction access easement over and pursuant to terms of the Access Easement. The precise location of any alternative construction access easements shall be determined by the property owner and may be relocated from time to time provided that each party is at all times provided reasonable access over a temporary road for construction vehicles to their respective construction sites. These temporary easements shall provide for reciprocal indemnification as provided in Section 11.7 above. Upon completion of construction, such temporary access easements shall terminate.

          11.9  Permit Compliance.  The parties acknowledge that the
                -----------------
improvements to be constructed upon the Land are subject to certain conditions and requirements contained in the Saint Johns DRI, Saint Johns PUD and Surface Water Permits, as the same may be modified from time to time. Buyer shall comply in all material respects with all applicable provisions of the Saint Johns DRI, Saint Johns PUD and Surface Water Permits. SJH Partnership shall comply with the provisions of the Saint Johns DRI, Saint Johns PUD, and Surface Water Permits as to the lands owned by SJH Partnership; provided, however, this provision shall not be construed to limit the right of SJH Partnership to effect modifications of the Saint Johns DRI, Saint Johns PUD and Surface Water Permits, as it shall determine in its sole discretion, so long as such modifications do not materially and adversely affect the rights of Buyer under the terms of this Agreement or the WGV Master Development Agreement, or the rights of Buyer to construct or its cost to construct the Villas in accordance with the Plans and Specifications.

          11.10 Coordination.  The parties acknowledge that construction efforts
                ------------
will be undertaken simultaneously by several parties by Buyer upon the Land and by SJH Partnership and other parties upon other portions of the Saint Johns DRI. Buyer and SJH Partnership agree that they will use all reasonable efforts to coordinate construction activity so as to minimize interference with the work of other parties during the course of construction. SJH Partnership and Buyer agree to consult on a regular basis as to the timing of their respective construction activities and as related to the World Golf Village so as to allow for maximum coordination and efficiency in the progress of each of their work. All contractors providing construction services to the Land shall be required to comply with the Construction Rules and Regulations attached hereto as an Exhibit.

          11.11 Final Development Plan.  Prior to submission of any Final
                ----------------------
Development Plan for the Villas (as defined in the St. Johns County Zoning Code) to the County for approval, Buyer shall first obtain SJH Partnership's approval of such Final Development Plan and any modifications thereto which shall be granted so long as such Final Development Plan shall comply with all terms and provisions of this Agreement.

          11.12 Compliance with Drainage Plan.  Upon completion of the
                -----------------------------
improvements constructed upon the Land, Buyer shall cause all drainage areas within the Land to be brought to the elevation shown for drainage improvements as part of the Surface Water Permits. Buyer shall provide to SJH Partnership, upon completion of construction of improvements on the Land, a certificate of Bessent, Hammack & Ruckman, licensed civil engineers, certifying that all improvements constructed upon the Land have been constructed in full compliance with the Surface Water Permits, and in conformance with the Plans and Specifications.

          11.13 Approval of Contractor.  SJH Partnership shall have the right to
                ----------------------
approve any general contractor (other than Buyer or an affiliate of Buyer acting as its own general contractor) engaged by Buyer to construct the Villas, or portions thereof. Provided such contractor shall have a high quality reputation, shall have experience in the construction of residential improvements of similar scope and quality as the Villas and shall be able to secure the performance and payment bonds provided for in Section 11.14 below, SJH Partnership shall approve the general contractor selected by Buyer.

          11.14 Payment and Performance Bonds.
                -----------------------------

                11.14.1 Prior to commencement of construction of the Phase I Units and related site work, the general contractor engaged by Buyer to construct the Villas shall furnish to Buyer and the lender providing financing for such improvements, good and sufficient Labor and Material Payment Bond and Performance Bonds (collectively "Bonds"), in amounts which are not less than the full cost of construction under the applicable general contract, sufficient to ensure completion of the contractor's obligations under the applicable general contract, which Bonds shall be maintained by contractor for the life of the general contract, and evidence of such Bonds shall be provided to SJH Partnership. If Buyer shall act as its own general contractor, Bonds shall be required only for such subcontracts for construction which exceed an amount of One Million Dollars ($1,000,000.00).

                11.14.2 Prior to commencement of construction of any portion of the Infrastructure Improvements, which contract for construction exceeds One Million Dollars ($1,000,000.00), the general contractor engaged by SJH Partnership to construct such portion of the Infrastructure Improvements shall furnish to SJH Partnership and the lender providing financing for such portion of the Infrastructure Improvements, Bonds in amounts which are not less than the full cost of construction under the applicable general contract, in form and content reasonably satisfactory to Buyer to ensure completion of the general contractor's obligation under the applicable general contract, which Bonds shall be maintained by the general contractor for the life of such general contract.

          11.15 Plat of Access Road.  Not later than ninety (90) days after the
                -------------------
Closing Date, subject to Force Majeure, SJH Partnership shall, at its expense, obtain an approved preliminary plat of the Access Road, or shall post such performance security with the County with respect to the Access Road as may be required by the County as a condition to issuance of building permits for the Villas.

     12.  EASEMENTS AND RESTRICTIONS AFFECTING SJH PARTNERSHIP'S ADJACENT
          ---------------------------------------------------------------
PROPERTY AND THE PROPERTY AND POST-CLOSING MATTERS.
--------------------------------------------------

          12.1  Continuing Architectural Approvals.  SJH Partnership and the
                ----------------------------------
Association formed pursuant to the Association Covenants for Saint Johns-Northwest Commercial shall have a continuing right to approve the construction of any improvements upon the Land which were not approved prior to Closing pursuant to the terms hereof, as reserved by SJH Partnership under, and subject to the terms of, the Special Warranty Deed and as provided for in the Association Covenants described in Section 12.9 below.

           12.2 Use Restrictions and DRI Allocation of Development Rights.
                ----------------------------------------------------------
Buyer shall use the Land solely for construction of the Villas, subject to the height limitations set forth in the Development Criteria. At Closing, SJH Partnership shall assign to Buyer, for the benefit of the Land, development rights under the Saint Johns DRI for up to 440 resort condominium and/or vacation ownership dwelling units in the multi-family category of development under the Saint Johns DRI pursuant to an Assignment of Development Rights in form and substance satisfactor to the parties.

          12.3  Rental Program.  Buyer agrees that upon completion of
                --------------
construction of the Phase I Units, it shall institute and operate a first-class nightly rental program with respect to the Phase I Units which shall be reserved through a central reservations system administered by Buyer or its affiliates or in conjunction with the central reservations system of the Hotel. This program will be made available by Buyer at commercially reasonable rates and terms with respect to (i) all Villas, when constructed, which have not been conveyed to third party purchasers in the ordinary course of business and (ii) those third party purchasers who voluntarily elect to participate in such a rental program after purchase. This obligation of Buyer shall constitute a covenant running with title to the Land and shall continue until such time as the Conference Center Bonds are paid in full but shall terminate automatically and without the necessity of a release as to any Villa (or any interest therein) upon sale to a third party purchaser in the ordinary course of business. For purposes of this
Section 12.3, sales to purchasers in the ordinary course of business shall exclude sales of Villas in bulk or vacation intervals in bulk to a single purchaser who holds such Villas or vacation intervals for resale.

          12.4  Disclosure and Release.  Buyer shall cause all purchasers of
                ----------------------
units to execute a disclosure and release agreement acknowledging construction of the Villas by Buyer and releasing SJH Partnership from all liability in connection with the Villas, or Buyer shall include such a disclosure and release which specifically survives closing in every purchase agreement entered into between Buyer and a Villa purchaser.

          12.5  Purchaser's Warranty.  Buyer shall provide third party
                --------------------
purchasers of timeshare interests in the Villas with all statutory construction warranties required by Chapter 721, Florida Statutes, and all third party purchasers of resort condominiums with all statutory construction warranties required by Chapter 718, Florida Statutes.

          12.6  Property Owner's Association.  After Closing, Buyer shall be
                ----------------------------
responsible for maintaining the Land including, without limitation, all land lying between individual lots and Villa boundaries and the waters edge of any lake, the improvements constructed on the Land, and all common facilities located therein. To the extent that Buyer may create separate homeowner, condominium or timeshare association(s) for the Land or any portion thereof, Buyer may assign all or a portion of its maintenance obligation hereunder to such association(s). The form of documents creating such association(s) shall be subject to SJH Partnership's review and approval for consistency with the Association Covenants, as defined in Section 12.9 below prior to such documents being executed or recorded in the public records of St. Johns County, Florida, which approval shall not be unreasonably withheld, denied or delayed.

          12.7  Easements Reserved by SJH Partnership.  SJH Partnership shall
                -------------------------------------
reserve certain easements over and upon the Land for the benefit of the Interchange Northwest Parcel and other lands within the Saints Johns DRI as follows, which will not materially impair the construction or use of the Villas:

               12.7.1 Non-exclusive perpetual easements for drainage which shall also provide for Buyer's right to drain the Land in and through the drainage system constructed by SJH Partnership, as provided for in the Special Warranty Deed.

               12.7.2 Non-exclusive perpetual easements for the benefit of SJH Partnership and/or utility companies designated by SJH Partnership to service the Land and for the installation of sewer, water, telephone, electricity and an exclusive perpetual easement for telecommunication information services and CATV service, all as provided for in the Special Warranty Deed.

          12.8  Additional Covenants and Restrictions.  The Land shall be
                -------------------------------------
conveyed to Buyer subject to certain additional covenants and restrictions, including, but not limited to (i) an exclusive perpetual easement for construction and maintenance of a golf cart path for golf cart and pedestrian access between portions of the World Golf Village Golf Course to be granted to Scratch for the benefit of the World Golf Village Golf Course as shown on the Site Plan, and (ii) a view corridor for the benefit of the Hall of Fame Parcel restricting vertical development in the area as shown on the Site Plan and as provided for in the Special Warranty Deed.

          12.9  Association Covenants.  Prior to Closing, the Land  shall be
                ---------------------
subjected to Declaration of Covenants for two property owners' associations ("Association(s)") within the Saint Johns DRI (the "Association Covenants"), the Declaration of Covenants and Restrictions for Saint Johns-Northwest Master, attached hereto as an Exhibit, and the Declaration of Covenants and Restrictions for Saint Johns-Northwest Commercial, attached hereto as an Exhibit.

          12.10  Exclusive Rights as to Vacation Club, Timeshare or Interval
                 -----------------------------------------------------------
Ownership Sales. For a period of time beginning on the Closing Date, to the
---------------
first to occur of (i) fifteen (15) years from the Closing Date, (ii) the date upon which improvements constructed upon the Land are no longer available for sale or purchase as timeshare estates, timeshare licenses or vacation clubs, as such terms are defined in Chapter 721, Florida Statutes, or (iii) one hundred eighty (180) days from the required Completion Date of the Phase I Improvements, if not so completed, subject to Force Majeure, SJH Partnership agrees that use of the Interchange Tract (other than the Land, the Hall of Fame footprint parcel as conveyed to the County by Special Warranty Deed recorded in Official Records Book 1108, page 1418 of the public records of St. Johns County, Florida, and the Utility Site as conveyed to the County by Special Warranty Deed recorded in Official Records Book _____, page ____ of the public records of St. Johns County, Florida) shall be restricted from development, operation or sale as timeshare estates, timeshare licenses, or vacation clubs, as such terms are defined in Chapter 721, Florida Statutes. This restriction shall be personal to Buyer and its permitted assignees and enforceable only by Buyer and its permitted assignees so long as Buyer or its permitted assignees own any portion of Parcel One (including Villa vacation weeks within Parcel One) or manage any timeshare plan on behalf of others which is situated on the Land. This restriction shall be evidenced in the recorded Special Warranty Deed and shall be a covenant running with title to the Interchange Tract (other than lands conveyed to the County) and shall be subordinate to the existing mortgage liens of Charles Wolfe and Barnett Bank of Jacksonville, N.A., in effect as of the date hereof. For purposes of this Section 12.10, a "permitted assignee" shall include Mortgagee and any entity which is under the direct management control of Raymond L. Gellein, Jr. or Jeffrey A. Adler, individually or collectively.

     13.  SJH PARTNERSHIP'S RIGHT OF FIRST REFUSAL.  SJH Partnership shall have
          ----------------------------------------
a continuing right of first refusal to purchase Parcel One (the "Right of First Refusal") in the event offered for sale by Buyer in bulk in an undeveloped state which shall be subordinate in form and Substance satisfactory to mortgagee to the lien of the construction loan mortgage upon Parcel One or any refinancing thereof. For purposes of this Section 13, a conveyance in bulk in an undeveloped state shall mean any conveyance prior to the first to occur of (i) recordation of a declaration of condominium or timeshare regime or (ii) commencement of vertical construction of the Phase I Units. Within fifteen (15) days of Buyer's receipt of an offer to purchase Parcel One acceptable to Buyer, Buyer shall provide SJH Partnership with (i) written notice of the offer received by Buyer, and (ii) a copy of the executed purchase and sale agreement setting forth the terms upon which Parcel One will be sold by Buyer (collectively, the "Offer"). SJH Partnership shall have a period of fifteen (15) days from receipt of the Offer within which to elect in writing to either purchase such parcel by execution of a purchase and sale agreement on the terms stated in the Offer or to reject the Offer. If SJH Partnership shall fail to either elect or reject the Offer in writing within the said fifteen (15) day period, the Right of First Refusal shall be deemed to have been rejected, and Buyer shall be entitled to sell Parcel One on the terms set forth in the

Offer, free and clear of any rights of SJH Partnership set forth herein. Any such rejection of the Right of First Refusal shall not constitute a permanent waiver of the Right of First Refusal to the extent that the purchase is not closed within the time period specified in the Offer or there occurs a material change in the terms of the Offer. Further, the rejection shall apply only to the particular sale of which SJH Partnership is given notice as provided herein. The Right of First Refusal shall be continuing and applicable to Buyer and its successors and assigns and shall run with the title to Parcel One and shall expire automatically upon the earlier of the recording of a declaration of condominium or timeshare regime for any portion of Parcel One or the recording of a notice of commencement for vertical construction of the Phase I Units on any portion of Parcel One. This Right of First Refusal shall be personal to SJH Partnership and shall not be assignable.

     14.  REMEDIES FOR DEFAULT.
          --------------------

          14.1  Remedies of SJH Partnership.  In the event that SJH Partnership
                ---------------------------
performs all obligations provided for in this Agreement and all conditions to the performance of Buyer shall have been met or waived by Buyer, and (i) Buyer fails to close this transaction in accordance with the terms hereof, or (ii) in the event Buyer shall default in any obligations of Buyer under the terms of this Agreement, SJH Partnership, at SJH Partnership's option, shall be entitled, if such default occurs prior to Closing, to terminate this Agreement and to retain the Deposit as agreed upon and liquidated damages for Buyer's default, recognizing that actual damages are incapable of ascertainment, which shall be the sole and exclusive remedy of SJH Partnership. Buyer and SJH Partnership acknowledge that this constitutes a reasonable payment to SJH Partnership as a result of Buyer's default and does not constitute a penalty. SJH Partnership shall provide written notice of default and a ten (10) day period to cure such default prior to termination, other than a default for Buyer's failure to perform on the Closing Date.

          14.2  Remedies of Buyer.  In the event that Buyer performs all
                -----------------
obligations provided for herein prior to Closing and SJH Partnership fails to close this transaction as contemplated under the terms of this Agreement, then in such event the Deposit shall be returned to Buyer and Buyer shall have the remedy of specific performance.

          14.3  Remedies Subsequent to Closing.  The parties shall each have all
                ------------------------------
remedies provided at law and in equity as to defaults in each of their obligations to be performed subsequent to Closing.

     15.  MISCELLANEOUS.
          -------------

          15.1  Notices.  Any notice, demand, consent, authorization, request,
                -------
approval or other communication (collectively, "Notice") that any party is required, or may desire, to give to or make upon the other party pursuant to this Agreement shall be effective and valid only if in writing, and delivered personally to the other parties or sent by express 24-hour guaranteed courier or delivery service, by facsimile transmission or by registered or certified mail of the United States Postal Service, postage prepaid and return receipt requested, addressed to the other parties as follows (or to such other place as any party may by Notice to the others specify):

               TO SJH PARTNERSHIP:
               ------------------
               SJH Partnership, Ltd.
               c/o SJ Memphis, Ltd.
               3797 New Getwell Road
               Memphis, TN 38118
               Attention:  Louis Baioni
               cc:  William H. Stubblefield, Esq.

               WITH COPY TO:
               ------------
               Davidson Development, Inc.
               2395 International Golf Parkway
               St. Augustine, FL  32095
               Attention:  James E. Davidson, Jr.

               AND COPY TO:
               -----------
               M. Lynn Pappas, Esquire
               Pappas Metcalf & Jenks P.A.
               200 West Forsyth Street, Suite 1400
               Jacksonville, FL 32202

               TO BUYER:
               --------
               Vistana WGV, Ltd.
               8801 Vistana Centre Drive
               Orlando, FL  32821
               Attention: Raymond L. Gellein, Jr., Chairman

               WITH COPY TO:
               ------------
               Susan Werth, Esquire
               Senior Vice President-Law
               Vistana Development, Ltd.
               701 Brickell Avenue, Suite 2100
               Miami, FL  33131

               TO ESCROW AGENT:
               ---------------
               M. Lynn Pappas, Esquire
               Pappas Metcalf & Jenks, P.A.
               200 West Forsyth Street, Suite 1400
               Jacksonville, FL 32202

     Notices shall be deemed given when received, except that if delivery is not accepted, Notice shall be deemed given on the date of such non-acceptance.

          15.2  Brokerage.  SJH Partnership and Buyer represent to each other
                ---------
that neither has dealt with any broker, middleman or agent in connection with this transaction other than SJH Realty, Inc. and Davidson Realty, Inc. SJH Partnership shall be exclusively liable for any compensation owed to SJH Realty, Inc. or Davidson Realty, Inc. SJH Partnership and Buyer agree to indemnify and hold one another harmless from and against all liabilities and expenses in connection with any claims for commission, compensation or otherwise for the bringing about of this transaction or the consummation thereof, which can be made against the other by any person, firm or corporation as the result of any acts of the other party.

          15.3  Condemnation.
                ------------

               15.3.1 If at any time prior to Closing, any proceedings shall be commenced or consummated for the taking of the Land or material part of the Land for public or quasi-public use pursuant to the power of eminent domain, either party may, by written Notice to the other within thirty (30) days of notice of such taking, elect to terminate this Agreement and all parties shall be relieved of all further obligations hereunder and any monies paid by Buyer shall be returned to Buyer. Unless this Agreement is terminated as provided above, it shall remain in full force and effect and SJH Partnership shall assign and transfer to Buyer any interest in any awards made with respect to the Land. If at any time prior to Closing, any proceedings shall be commenced or consummated for the taking of an immaterial portion of the Land for public or quasi-public use pursuant to the power of eminent domain, neither party shall have the right to cancel this Agreement and it shall remain in full force and effect. For purposes of this section, a material part of the Land shall be an amount of land area which prohibits construction of the Villas.

               15.3.2 If at any time subsequent to Closing, but prior to the completion of construction of improvements upon the Land, any proceedings shall be commenced or consummated for the taking of a material part of the Land for public or quasi-public use pursuant to the power of eminent domain, Buyer shall be entitled to effect such modifications to the approved Plans and Specifications as may be necessary to conform the Villas to the limitations of the Land as reconfigured subsequent to the effect of such taking.

          15.4  Attorneys' Fees.  In the event of litigation arising pursuant to
                ---------------
the provisions of this Agreement, the prevailing party shall be entitled to collect reasonable attorneys' fees from the non-prevailing party and costs and expenses of such litigation, whether at the trial level or on appeal.

          15.5  Effect of this Agreement.  This Agreement constitutes the
                ------------------------
complete agreement between the parties with respect to its subject matter; and all antecedent or contemporaneous negotiations, undertakings, representations, warranties, inducements and obligations are merged into this Agreement and superseded by its delivery, except as may be evidenced by separate written agreement between the parties of even date and the Master Development Agreements and other documents as referenced herein. Any express indemnities contained in this Agreement survive the Closing as do the parties' covenants of further assurances and obligations of the parties to be performed subsequent to the Closing Date. No provision of this Agreement may be waived unless such waiver is set forth in writing and signed by the party to be charged; and this Agreement otherwise may be modified or amended only by a written instrument signed by Buyer and SJH Partnership.

          15.6  Indemnity re: Villa Sales.  Buyer has agreed that, in connection
                -------------------------
with the sale of any of the Villas, it will not incorporate representations or give any inducements or assurances concerning tax consequences (unless required by law) or investment potential of ownership or to what extent economic benefit might be derived by the prospective purchaser due to ownership or resale of the Villas which would make such sale or offer the sale of a security unless such plan of sale including any registration or prospectus materials to be delivered in connection therewith has been approved by SJH Partnership in writing. In addition, Buyer has agreed that, in developing a plan of sale for the Villas, it will at all times use its best efforts to conduct such plan of sale in material compliance with all laws, rules and regulations of all governmental authorities having jurisdiction over such activities including, but not limited to, compliance with the state and federal securities laws and laws of the State of Florida governing sale of vacation ownership dwelling units and timeshare or interval ownership programs. Upon Buyer's receipt of written notification from SJH Partnership or any such governmental authority of any non-compliance, Buyer shall have thirty (30) days in which to cure the non-compliance. At SJH Partnership's request, prior to the commencement of any sales activity pertaining to the Villas, Buyer shall provide to SJH Partnership an Indemnity Agreement in form and content attached hereto as an Exhibit to this Agreement.

          15.7  Assignment.  Buyer acknowledges and agrees that Buyer's
                ----------
financial condition and business reputation constitute a significant inducement for SJH Partnership's willingness to enter into this Agreement. As a result, Buyer agrees that it will not convey, assign, encumber or otherwise transfer any interest in its rights contained in this Agreement prior to Closing to any party without SJH Partnership's prior written consent which may be granted or withheld at SJH Partnership's sole discretion; provided, however, Buyer shall be permitted to assign its rights under this Agreement to any entity which is under the direct management control of Raymond L. Gellein, Jr. or Jeffrey A. Adler.

          15.8  Interpretation.  This Agreement shall be interpreted, construed,
                --------------
applied and enforced according to the laws of the State of Florida. If all or any portion of the provisions of this Agreement shall be declared invalid by laws applicable thereto, such invalid portion shall be ineffective and unenforceable without invalidating the remaining provisions of this Agreement. All captions and headings appearing are for convenience only and shall not be considered in construing or giving effect to the provisions hereof.

          15.9  Time is of the Essence.  Time is of the essence with respect to
                ----------------------
all provisions of this Agreement. If any date referenced herein falls on a Saturday, Sunday or legal holiday, then such date automatically is extended to the next business day.

          15.10 Risk of Loss.  All risk of loss to Parcel One prior to Closing
                ------------
shall be borne by SJH Partnership.

          15.11 No Joint Venture or Partnership.  This Agreement is not intended
                -------------------------------
nor shall it be construed to create a joint venture or partnership between the parties and neither party shall constitute the agent of the other for any purpose.

          15.12 No Third Party Beneficiaries.  This contract constitutes an
                ----------------------------
agreement between SJH Partnership and Buyer as to all provisions contained herein. Notwithstanding anything contained herein to the contrary, this Agreement is not intended nor shall it be construed to create any rights or remedies as to third parties, other than WGV as to the Guaranty Fee Note. No party shall constitute a third party beneficiary to the terms of this Agreement, except as contemplated in the Master Development Agreements.

          15.13 Acceptance.  In the event this Agreement is not executed by SJH
                ----------
Partnership or Buyer within five (5) days of the date first executed, this Agreement shall thereafter be null and void and neither party shall have any liability or obligation hereunder and the Deposit, if then held by Escrow Agent, shall be returned to Buyer.

          15.14 Press Releases.  Prior to Closing, neither Buyer nor SJH
                --------------
Partnership shall make any press releases or other media dissemination of information relating to the transactions contemplated herein without the prior approval of the other party, which shall not be unreasonably withheld.

          15.15 Drafting.  This Agreement and all Exhibits hereto have been
                --------
negotiated at arm's length by SJH Partnership and Buyer, and the parties mutually agree that for the purpose of creating the terms of this Agreement, or said Exhibits, neither party shall be deemed responsible for the drafting thereof.

          15.16 Recitals and Exhibits.  All recitals set forth in the Preamble
                ---------------------
and all Exhibits referred to in this Agreement are incorporated herein by reference and shall be deemed part of this Agreement for all purposes as if set forth at length herein.

          15.17 Counterparts.  This Agreement may be executed by the parties
                ------------
hereto individually or in combination in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

          15.18 Estoppel Certificates.  Upon the written request of any parties
                ---------------------
hereto, the other party shall execute and deliver a certificate certifying that there are no known defaults on the part of any party to this Agreement or any Exhibits hereto, or if there are such defaults specifying the particulars of such default and certifying that there are no setoffs or defenses to the enforcement of the terms of this Agreement, or if there are, specifying the particulars of such setoffs or defenses which shall be binding upon the parties executing such estoppel. Upon request of any institutional lender, SJH Partnership agrees to provide to such lender a copy of any written notice of default provided to Buyer under the terms of this Agreement at the address provided for in such request.

          15.19 Mortgagee Protections.  If any rights of Buyer or SJH
                ---------------------
Partnership under the terms of this Agreement are at any time, or from time to time, subject to one or more mortgages and the mortgagor advises the other party hereto of the name and address of the mortgagee ("Mortgagee") of any such mortgage (or any assignee thereof), together with instructions for notification, then until such time as the other party receives notice that such mortgage has been satisfied, the following provisions shall apply:

          15.19.1 Any non-defaulting party, upon serving the mortgagor with any notice of default pursuant to this Agreement or any other material notice or demand under the provisions of or with respect to this Agreement or any related documents, shall also serve a copy of such notice upon any Permitted Mortgagee and no such notice or demand by such non-defaulting party under this Agreement or related documents shall be deemed to have been duly given unless and until a copy thereof has been so served upon each such Permitted Mortgagee. Copies of notices shall be served upon the Permitted Mortgagee in accordance with the notice instructions set forth herein.

          15.19.2 The Permitted Mortgagee shall have the right to perform any term, covenant, condition or agreement of this Agreement or the related documents on the mortgagor's part to be performed.

          15.19.3 The mortgagor may delegate irrevocably to any Permitted Mortgagee the authority to exercise any or all of the mortgagor's rights hereunder, but no such delegation shall be binding upon the other party hereto unless and until the mortgagor or such Permitted Mortgagee shall deliver to the other party a true copy of a written instrument affecting such delegation. Such delegation of authority may be effected by the terms of the mortgage itself, in which case service upon other parties of a copy of the mortgage, together with a written notice specifying the provisions therein which delegate such authority to such Permitted Mortgagee shall be sufficient to give the other party notice of such delegation. The other party shall be entitled to rely on any written instrument affecting such delegation. No such delegation hereunder shall release the mortgagor from any of its rights or obligations hereunder.

          15.20 Jurisdiction.  This Agreement and the rights of the parties
                ------------
hereunder shall be governed and construed in accordance with the laws of the State of Florida. Any suit shall be brought within the Courts of the State of Florida or within the Federal District Court for the State of Florida.

          15.21 Limited Liability.  No shareholder, director, officer, employee,
                -----------------
trustee or agent of SJH Partnership or Buyer, except as may be expressly provided in any other document executed in conjunction with this Agreement, shall ever be personally liable for the performance of the obligations hereunder.

          15.22 Consents.  Where consent or approval of SJH Partnership or Buyer
                --------
is required under this Agreement, failure of the party entitled to give such consent or approval to respond to a request for same within fifteen (15) days of written request accompanied by all required information, shall constitute such party's approval of such request.

     IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.
                              SJH PARTNERSHIP:

                              SJH PARTNERSHIP, LTD.,
                              a Florida limited partnership

                              By:   SJ Memphis, Ltd., a Florida
                                    limited partnership, its
                                    general partner

                                    By:  St. Johns Harbour, Inc.,
                                         a Florida corporation, its
                                         general partner


                                    By:  /s/ Richard L. Fisher
                                         ------------------------------
                                         Richard L. Fisher
                                         Its: President
                                              LSr. Vice

                                            [CORPORATE SEAL]

                              BUYER:

                              VISTANA WGV, LTD.,
                              a Florida limited partnership

                              By: Vistana WGV Holdings, Inc., its sole general partner


                                    By: /s/ Raymond Gellein, Jr
                                        ----------------------------
                                    (Print Name) Raymond Gellein, Jr
                                                --------------------
                                    Its: Chairman
                                        ----------------------------

                                           [CORPORATE SEAL]

                              ESCROW AGENT:

                              PAPPAS METCALF & JENKS, P.A.


                              By: /s/ M. Lynn Pappas
                                  ---------------------------
                              (Print Name) M. LYNN PAPPAS
                                           ------------------
                              Its: V. President
                                   --------------------------